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                                                                      EXHIBIT 15

The Board of Directors
JLG Industries, Inc.
McConnellsburg, PA 17233

We are aware of the incorporation by reference in the Registration Statement (Form S-4) of JLG Industries, Inc. of our report dated May 17, 2002, relating to the unaudited condensed consolidated interim financial statements of JLG Industries, Inc. which are included in its Form 10-Q for the quarter ended April 30, 2002.


                                            /s/ Ernst & Young LLP

Baltimore, Maryland
September 5, 2002